Exhibit 4.1

This AMENDMENT NO. 1 TO RIGHTS AGREEMENT dated as of November 6, 2009 (this “AMENDMENT”), is entered into between DWS RREEF REAL ESTATE FUND, INC., a Maryland corporation (the “COMPANY”), and THE BANK OF NEW YORK MELLON, a New York banking corporation as Rights Agent (the “RIGHTS AGENT”).

RECITALS:

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of August 18, 2009 (the “RIGHTS AGREEMENT”);

WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, the Company may from time to time supplement or amend the Rights Agreement, without the approval of any holders of Rights; and

WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. EFFECT OF AMENDMENT. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

2. CAPITALIZED TERMS. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

3. AMENDMENT TO SECTION 7(a). Section 7(a)(i) is amended and restated in its entirety to read as follows:

“(i) the Close of Business on November 6, 2009 (the “FINAL EXPIRATION DATE”),”

4. AMENDMENT TO EXHIBIT A AND EXHIBIT B. In Exhibit A and Exhibit B to the Rights Agreement, all references to “120 DAYS AFTER AUGUST 28, 2009” and “December 26, 2009” are amended and restated so that such references read “November 6, 2009.”

5. EFFECTIVE DATE. This Amendment is effective as of November 6, 2009.

6. GOVERNING LAW. This Amendment shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. DESCRIPTIVE HEADINGS. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

DWS RREEF REAL ESTATE FUND, INC.

Witness/Attest:

By: ____________________________	By: _____________________________
Name	Name:
Title:

THE BANK OF NEW YORK MELLON,
as Rights Agent

Witness/Attest:

By: ____________________________	By: _____________________________
Name	Name:
Title: